UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2016

NEWTOWN LANE MARKETING, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52776	20-3547231
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Graubard Miller, 405 Lexington Avenue, New York, New York	10174
(Address of Principal Executive Offices)	(Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 1, 2016, Newtown Lane Marketing, Incorporated, a Delaware corporation (the “Company”), issued a convertible promissory note (the “2016 Note”) in the principal amount of $10,000 to Ironbound Partners Fund, LLC (“Ironbound”). The 2016 Note has a maturity date of August 31, 2016 and bears interest at the rate of 5.0% per annum, payable at maturity. The principal and accrued interest on the 2016 Note is convertible, at the election of Ironbound, into shares of the Company’s common stock following the consummation of a “Qualified Financing” (as defined in the 2016 Note), or upon the consummation of a “Fundamental Transaction” (as defined in the 2016 Note) at the “Conversion Price” (as defined in the 2016 Note). The proceeds of the 2016 Note will be utilized by the Company to fund working capital needs.

The foregoing description of the 2016 Note is qualified in its entirety by the full text of the 2016 Note, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

4.1	Convertible Note, dated April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2016

NEWTOWN LANE MARKETING,
INCORPORATED

By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President and Director